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                                                                     Exhibit 8.1




                                  May 23, 2005

Atlas Pipeline Partners, L.P.
311 Rouser Road
Moon Township, PA  15108

Ladies and Gentlemen:

         We have acted as counsel to Atlas Pipeline Partners, L.P., a Delaware limited partnership ("Atlas"), Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership, Atlas Pipeline New York, LLC, a Pennsylvania limited liability company, Atlas Pipeline Ohio, LLC, a Pennsylvania limited liability company, and Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited liability company, in connection with the preparation and filing by these entities of a registration statement on Form S-3 under the Securities Act of 1933, as amended, File No. 333-113523 (the "Registration Statement"), the Prospectus included therein dated April 5, 2004 (the "Prospectus"), and the Preliminary Prospectus Supplement of even date herewith (the "Preliminary Prospectus Supplement") with respect to the offer and sale by Atlas (the "Offering") of up to 2,545,000 common units of limited partnership interest of Atlas (the "Common Units"). You have requested our opinion requiring certain U.S. federal income tax matters in connection with the Offering.

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement, the Prospectus and the Preliminary Prospectus Supplement, and (ii) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations made by Atlas, which we have neither investigated nor verified, as well as certain statements contained in the Registration Statement, Prospectus and Preliminary Prospectus Supplement which we have also neither investigated nor verified. We have assumed that all such statements and representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that all representations made "to the best knowledge of" any persons will be true, correct and complete as if made without such qualification.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the "IRS") by Atlas as to the United States federal income tax consequences of the Offering and the ownership and disposition of the Common Units. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion.

         Based upon and subject to the foregoing as well as the limitations set forth below, it is our opinion, under presently applicable United States federal income tax law, that the discussion set forth in the Preliminary Prospectus Supplement under the caption "Tax Considerations," to the extent it summarizes material federal income tax considerations (and ERISA considerations) of the Offering and the ownership and disposition of the Common Units to the holders described therein, is correct in all material respects.

         The foregoing opinion is limited to the U.S. federal income tax matters addressed in the Preliminary Prospectus Supplement, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein or in the Preliminary Prospectus Supplement after the date of this letter.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus and the Preliminary Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

                                                     Very truly yours,

                                                     /S/ Ledgewood

                                                     LEDGEWOOD